UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 3, 2026 (October 28, 2026)

Optimum Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	OPTU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2026, the board of directors (the “Board”) of Optimum Communications, Inc. (the “Company”) increased the size of the Board from nine to eleven directors and appointed Elizabeth Abrams and Daniel Silvers to fill the directorships so created, effective as of such date. Ms. Abrams and Mr. Silvers will each serve until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
The Board determined that each of Ms. Abrams and Mr. Silvers qualifies as an independent director under the applicable listing standards of the New York Stock Exchange and the applicable rules and regulations of the U.S. Securities and Exchange Commission.
The Board also established a special committee of the Board (the “Special Committee”) consisting of Ms. Abrams and Mr. Silvers. The Special Committee has been delegated certain rights, authority, and powers to evaluate, review, negotiate, and make recommendations to the Board regarding potential strategic and financial transactions, including financing, restructuring, reorganization, or recapitalization transactions, and to investigate, review, negotiate, approve, authorize, or decline to pursue, on behalf of the Board, any matter involving an actual or potential conflict of interest between the Company and certain related parties, including its current or former directors, officers, equity holders, or management companies, or their respective advisors, agents, or representatives.
There are no family relationships between Ms. Abrams or Mr. Silvers and any director or executive officer of the Company, and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K except that Mr. Silvers’ brother is a partner at Ropes & Gray LLP, a global law firm the Company has hired, in the ordinary course of business, to perform legal services, for which the Company paid Ropes & Gray approximately $11 million since January 1, 2025. There is no arrangement or understanding between Ms. Abrams or Mr. Silvers and any other person pursuant to which they were respectively appointed.
In connection with their appointments, the Company entered into an independent director agreement with each of Ms. Abrams and Mr. Silvers (each, an “Independent Director Agreement”), pursuant to which each will receive a monthly fee of $75,000, payable in advance on the first of each calendar month, provided that the fee for the remainder of October 2026 shall be prorated accordingly, and a supplemental per diem for each day on which the applicable director is required to participate in mediation, arbitration, a deposition or a court appearance (or spends more than four hours on such day preparing therefor, or negotiating or participating in meetings on behalf of the Company).
Item 9.01    Financial Statement and Exhibits

(d)	Exhibits.

Exhibit		Description

	104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUM COMMUNICATIONS, INC.

Dated: November 3, 2026	By:	/s/ Marc Sirota
Marc Sirota
Chief Financial Officer